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EXHIBIT 21.1

SUBSIDIARIES OF OSI SYSTEMS, INC.

Name	Jurisdiction
CXR Limited	United Kingdom
Dolphin Medical Pte Ltd.	Singapore
ECIL Rapiscan Ltd.	India
Ferson Technologies, Inc.	California
Opto Sensors Hong Kong Limited	Hong Kong
Opto Sensors (Singapore) Pte. Ltd.	Singapore
OSI Defense Systems, L.L.C.	Florida
OSI Electronics, Inc.	California
OSI Electronics Pte Ltd.	Singapore
OSI Laser Diode, Inc.	Delaware
OSI Optoelectronics AS	Norway
OSI Optoelectronics, Inc.	California
OSI Optoelectronics Limited.	Cyprus
OSI Optoelectronics Sdn. Bhd.	Malaysia
OSI Systems Private Limited	India
PT OSI Electronics	Indonesia
PT OSI Systems	Indonesia
Rapiscan do Brazil Ltda	Brazil
Rapiscan Government Services, Inc.	Delaware
Rapiscan Laboratories, Inc.	Delaware
Rapiscan Systems Australia Pty Ltd	Australia
Rapiscan Systems (Cyprus) Limited	Cyprus
Rapiscan Systems Electrical Trading LLC	Abu Dhabi
Rapiscan Systems Hong Kong Limited	Hong Kong
Rapiscan Systems, Inc.	California
Rapiscan Systems, Inc., Mexico Branch Office/Sucursal	Mexico
Rapiscan Systems Limited	United Kingdom
Rapiscan Systems Mexico S. de R.L. de C.V.	Mexico
Rapiscan Systems Oy	Finland
Rapiscan Systems Pte. Ltd.	Singapore
Rapiscan Systems, S.A. de C.V.	Mexico
Rapiscan Systems Sdn. Bhd.	Malaysia

Name	Jurisdiction
S2 Global, Inc.	Delaware
S2 Global Screening Solutions Sociedad Anonima	Guatemala
S2 Screening Solutions S. de R.L. de C.V.	Mexico
S2 Services, Ltd.	Cayman Islands
S2 Services Puerto Rico, LLC	Puerto Rico
SL Healthcare Limited	Cyprus
Spacelabs Healthcare (Canada), Inc.	Canada
Spacelabs Healthcare GmbH	Germany
Spacelabs Healthcare, Inc.	Delaware
Spacelabs Healthcare, LLC	Washington
Spacelabs Healthcare Ltd.	United Kingdom
Spacelabs Healthcare Medical Equipment (Suzhou) Co., Ltd	China
Spacelabs Healthcare Pte. Ltd.	Singapore
Spacelabs Healthcare SAS	France
Spacelabs Healthcare s.r.l.	Italy
Spacelabs Healthcare Trading (Shanghai) Co., Ltd	China
Spacelabs Medical, Inc.	Delaware
TSA Systems, Ltd.	Colorado

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  EXHIBIT 21.1
SUBSIDIARIES OF OSI SYSTEMS, INC.